OTHER MATTERS


Section 30 and Rule 30d-1(b) under the Investment Company Act of 1940, as amended, requires registered management investment companies to furnish information relating to any matter submitted during the reporting period to a vote of Shareholders of the Trust.

John Hancock Variable Series Trust I solicited a vote at special meeting of Contract owners/Policyholders held on March 18, 2004 on the following matters:


                                                        For   Against   Abstain
                                                        ---   -------   -------

To approve, as to the International Equity Index        88%      7%        5%
Fund, an amendment to the cur rent investment management agreement between the Trust and John
Hancock to eliminate John Hancock's obligation to reimburse this Fund for certain operating expenses.


                                                        For   Against   Abstain
                                                        ---   -------   -------

To approve, as to the Fundamental Growth Fund, a new    92%      1%        7%
Sub-Management Agreement among the Trust, John
Hancock and Independence Investment LLC
("Independence Investment") to replace the sub-manager and to decrease the sub-investment management fee paid by John Hancock for management of this Fund.


                                                        For   Against   Abstain
                                                        ---   -------   -------

To approve, as to the Fundamental Value B Fund, an      87%      9%        4%
amendment to the current investment management agreement between the Trust and John Hancock to increase the fees paid by this Fund to John Hancock.


                                                        For   Against   Abstain
                                                        ---   -------   -------

To approve, as to the Global Bond Fund, an amendment    84%      7%        9%
to the current investment management agreement between the Trust and John Hancock to eliminate
John Hancock's obligation to reimburse this Fund for certain operating expenses.

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                                                        For   Against   Abstain
                                                        ---   -------   -------

To approve, as to the Health Sciences Fund, an          81%      9%       10%
amendment to the current investment management agreement between the Trust and John Hancock to eliminate John Hancock's obligation to reimburse this Fund for certain operating expenses.


                                                        For   Against   Abstain
                                                        ---   -------   -------

To approve, as to the Large Cap Growth B Fund, a new    90%      5%        5%
Sub-Management Agreement among the Trust, John
Hancock and Independence Investment LLC
("Independence Investment") to replace the sub-manager and to decrease the sub-investment management fee paid by John Hancock for management of this Fund.


                                                        For   Against   Abstain
                                                        ---   -------   -------

To approve, as to the Overseas Equity Fund, an          76%     18%        6%
amendment to the current investment management agreement between the Trust and John Hancock to increase the fees paid by this Fund to John Hancock and to eliminate John Hancock's obligation to reimburse this Fund for certain operating expenses.


                                                        For   Against   Abstain
                                                        ---   -------   -------

To approve, as to the Overseas Equity B Fund, an        89%      6%        5%
amendment to the current investment management agreement between the Trust and John Hancock to eliminate John Hancock's obligation to reimburse this Fund for certain operating expenses.

                                                        For   Against   Abstain
                                                        ---   -------   -------

To approve, as to the Overseas Equity C Fund, an        84%     11%        5%
amendment to the current investment management agreement between the Trust and John Hancock to decrease the fees paid by this Fund to John Hancock and to eliminate John Hancock's obligation to reimburse this Fund for certain operating expenses.